UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2010

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road
Reston, VA	20190
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of Employment Agreement with Jeffrey Epstein

On March 30, 2010, TerreStar Networks Inc. (“TerreStar Networks”), a majority owned subsidiary of TerreStar Corporation (“TerreStar” or the “Company”), entered into a letter agreement with Jeffrey Epstein, its President and Chief Executive Officer (the “Epstein Letter Agreement”), amending the terms of the Employment Agreement dated January 15, 2008 by and between TerreStar Networks and Mr. Epstein, as amended May 20, 2008, November 24, 2008, and April 9, 2009 (the “Epstein Employment Agreement”).  Pursuant to the Epstein Letter Agreement the term of the Epstein Employment Agreement is extended from May 20, 2010 to May 20, 2011.  The remaining terms of the Epstein Employment Agreement are unchanged.  The description of the Epstein Letter Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the copy of the Epstein Letter Agreement, attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Amendment of Employment Agreement with Dennis Matheson

On March 30, 2010, TerreStar Networks entered into a letter agreement with Dennis Matheson, its Chief Technology Officer (the “Matheson Letter Agreement”), amending the terms of the Employment Agreement dated January 15, 2008 by and between TerreStar Networks and Mr. Matheson, as amended May 20, 2008, November 24, 2008, and April 9, 2009 (the “Matheson Employment Agreement”).  Pursuant to the Matheson Letter Agreement the term of the Matheson Employment Agreement is extended from May 20, 2010 to May 20, 2011.  The remaining terms of the Matheson Employment Agreement are unchanged.  The description of the Matheson Letter Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the copy of the Matheson Letter Agreement, attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Letter Agreement dated March 30, 2010 Amending Terms of Employment Agreement by and between TerreStar Networks Inc. and Jeffrey Epstein
99.2	Letter Agreement dated March 30, 2010 Amending Terms of Employment Agreement by and between TerreStar Networks Inc. and Dennis Matheson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

Date: March 31, 2010	By:	/s/ Douglas Brandon
Douglas Brandon
General Counsel & Secretary